Exhibit 10.1
SECOND AMENDED AND RESTATED FORBEARANCE AGREEMENT
This Second Amended and Restated Forbearance Agreement (this “Agreement”) is dated as of February 25, 2009, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), B & B B, INC., a Nevada corporation (“B&BB”), CASABLANCA RESORTS, LLC, a Nevada limited liability company (“CBR”), OASIS INTERVAL MANAGEMENT, LLC, a Nevada limited liability company (“OIM”), OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited liability company (“OIO”), OASIS RECREATIONAL PROPERTIES, INC., a Nevada corporation (“ORP”), RBG, LLC, a Nevada limited liability company (“RBG”), VIRGIN RIVER CASINO CORPORATION, a Nevada corporation (“VRCC”; B&BB, CBR, OIM, OIO, ORP, RBG and VRCC are referred to hereinafter each individually as a “Borrower” and collectively, jointly and severally, as the “Borrowers”), BLACK GAMING, LLC, a Nevada limited liability company (“Black Gaming”) and R. BLACK, INC., a Nevada corporation (together with Black Gaming, collectively, jointly and severally, the “Guarantors”) with reference to the following:
WHEREAS, Borrowers, Lenders, and Agent are parties to that certain Credit Agreement entered into as of December 20, 2004, as amended by that Joinder Agreement and Amendment dated as of December 31, 2006, that certain First Amendment to Credit Agreement entered into as of October 26, 2007, that certain Second Amendment to Credit Agreement entered into as of June 20, 2008, that certain Forbearance, Consent and Third Amendment to Credit Agreement entered into as of November 3, 2008, that certain First Amendment [to] Forbearance Consent and Third Amendment to Credit Agreement entered into as of January 15, 2009, and that certain Second Amendment to Forbearance, Consent and Third Amendment to Credit Agreement dated as of February 2, 2009 (as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Defaults and Events of Default have occurred under the Credit Agreement as a result of (i) Borrowers’ failure to achieve EBITDA in the amounts required under Section 6.16(a)(i) of the Credit Agreement for the 12 month periods ending September 30, 2008 and December 31, 2008, (ii) Borrowers’ failure to pay the Overadvance amount existing as of September 30, 2008 and continuing thereafter as required under Section 2.5 of the Credit Agreement, and (iii) Borrowers’ Default or Event of Default under Section 7.9 of the Credit Agreement with respect to the representations of the Borrowers under Section 4.12(a) of the Credit Agreement required to be made in connection with the delivery of the financial statements to be delivered pursuant to Section 5.3 of the Credit Agreement for the periods ending August 31, 2008, September 30, 2008, October 31, 2008, November 30, 2008 and December 31, 2008 (such events in clauses (i), (ii) and (iii) of this paragraph are referred to collectively as the “Events of Default”); and

WHEREAS, a further Default or Event of Default will occur under the Credit Agreement if Borrowers fail to pay interest on the Senior Secured Notes when due (the “Anticipated Event of Default” and, together with the Events of Default, the “Designated Events of Default”); and
WHEREAS, Borrowers have requested that the Agent and Lenders continue to forbear from enforcing their rights that arise because of the Designated Events of Default and continue to consent to the Borrowers temporarily suspending casino operations at one of its currently operating Casinos (the “Suspended Location”); and
WHEREAS, Borrowers, Lenders, and Agent are parties to that certain Amended and Restated Forbearance Agreement dated as of February 12, 2009 (the “Amended and Restated Forbearance Agreement”), pursuant to which Agent and Lenders have agreed to forbear from enforcing their rights that arise because of the Designated Events of Default and to continue to consent to the temporary suspension of operations at the Suspended Location for a limited period of time provided that Borrowers comply with the terms of the Amended and Restated Forbearance Agreement; and
WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Forbearance Agreement in its entirety as provided herein;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Amended and Restated Forbearance Agreement is amended and restated in its entirety as follows:
1. Defined Terms. All capitalized terms used herein (including, without limitation, in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.
2. Forbearance.
2.1 The Lender Group hereby agrees, as of the Forbearance Effective Date (as defined below), to forbear from exercising any rights or remedies under Section 8.1 of the Credit Agreement with respect to the Designated Events of Default until the earliest of any of the following: (i) the date of the occurrence of a breach or default under this Agreement; (ii) the date of the occurrence of a Default or Event of Default that is not a Designated Event of Default; (iii) the termination of that certain Forbearance Agreement dated as of February 19, 2009, by and among the Borrowers, Guarantors and the holders of the Senior Secured Notes party thereto; or (iv) March 2, 2009 (subject to Section 5(b) below) (collectively, the “Forbearance Termination Date”).
2.2 Each Borrower and Guarantor hereby acknowledge and agree that upon the Forbearance Termination Date, the forbearance provided under this Section 2 shall terminate and the Lender Group shall have the right to exercise any and all rights and remedies under Section 8.1 of the Credit Agreement or otherwise under the Loan Documents or under applicable law or at equity due to the existence of the Designated Events of Default. Each Borrower and Guarantor hereby further acknowledge and agree that, from and after the Forbearance Termination Date, the Lender Group shall be under no obligation of any kind whatsoever to forbear from exercising any remedies on account of the Designated Events of Default or any other Event of Default (whether similar or dissimilar to the Designated Events of Default).

2.3 The foregoing notwithstanding, if and to the extent that the Lender Group continues to make Advances or otherwise extend credit under the Credit Agreement, notwithstanding the occurrence of any Default or Event of Default, whether specified herein or otherwise, (a) such Advances or other extension of credit which hereafter may be made available to Borrowers shall be made, issued, caused to be issued, or executed, as applicable, in the Lender Group’s sole and absolute discretion, and (b) no such action shall be construed as (i) a waiver or forbearance of any member of the Lender Group’s rights, remedies, and powers against Borrowers, Guarantors or the Collateral (including, without limitation, the right to terminate without notice the making of Advances or the making of any other extensions of credit under the Credit Agreement) or (ii) a waiver of any such Default or Event of Default or the Designated Events of Default.
3. Consent. Notwithstanding anything to the contrary contained in Section 6.3(d) of the Credit Agreement, the Lenders hereby consent and continue to consent to the Borrowers suspending casino operations at the Suspended Location at any time during the period beginning on the Forbearance Effective Date (as defined below) and ending on the Forbearance Termination Date (the “Forbearance Period”), so long as the Borrowers do not sell, transfer or remove any Collateral or other personal property (including any Gaming Equipment) from the Suspended Location or make any material alterations to the Suspended Location, except as previously permitted; provided, however, that the Borrowers may transfer Collateral or other personal property (including any Gaming Equipment) from the Suspended Location to one of the Borrowers’ other Casinos, so long as the removal of such equipment from the Suspended Location does not materially affect the Borrowers’ ability to operate a casino at the Suspended Location.
4. Amendment to Credit Agreement. Schedule 1.1 of the Credit Agreement, Definitions, is hereby amended and modified by amending and restating the following definition:
““Forbearance Period” has the meaning specified therefor in that certain Second Amended and Restated Forbearance Agreement dated as of February 25, 2009, by and among the Borrowers, Guarantors, Agent and Lenders.”
5. Covenants of Borrowers. In consideration of the continued forbearance from the exercise of remedies by Agent and the undersigned Lenders, Borrowers covenant and agree that, during the Forbearance Period, Borrowers shall:
(a) Not later than Friday, March 6, 2009, have provided the Agent and the Lenders a 13-week cash flow forecast for the succeeding 13 calendar weeks, in form and substance satisfactory to Agent; and
(b) Not later than Monday, March 2, 2009, have provided the Agent and the Lenders with a term sheet for a restructuring of the indebtedness of the Borrowers and, in such event, the Forbearance Period shall be extended until March 9, 2009.

6. Acknowledgment of Borrowers and Guarantors. As a material inducement to the execution by Agent and the undersigned Lenders of this Agreement, each Borrower and Guarantor hereby acknowledge, confirm and agree as follows:
(a) As of February 24, 2009, the total aggregate outstanding principal amount of the Obligations under the Credit Agreement with respect to the Advances is $14,857,486.30, and all Obligations owing by Borrowers, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by such Borrower to Agent and each Lender, are unconditionally owing by Borrowers to Agent and each Lender, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.
(b) Agent, for the benefit of the Lender Group, has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral granted to Agent, for the benefit of the Lender Group, pursuant to the Loan Documents or otherwise granted to or held by Agent, for the benefit of the Lender Group.
(c) Upon the occurrence of any Default or Event of Default, other than any Designated Event of Default, no member of the Lender Group will have any obligation to make any Advances or other extensions of credit to any Borrower.
7. Binding Effect of Documents. Each Borrower and Guarantor hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and Lenders thereto by such Borrower or Guarantor, and each is in full force and effect as of the Forbearance Effective Date (as defined below), (ii) the agreements and obligations of such Borrower or Guarantor contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with their respective terms, and such Borrower or Guarantor has no valid defense to the enforcement of the obligations under the Credit Agreement, and (iii) Agent and each Lender are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.
8. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the date when, and only when, the following conditions have been satisfied as determined in Agent’s sole and absolute discretion (the date of such effectiveness being herein called the “Forbearance Effective Date”):
(a) Agent shall have received duly executed counterparts of this Agreement duly executed by Borrowers, Guarantors and the Lenders;
(b) Borrowers shall have paid all fees, costs and expenses incurred in connection with this Agreement and any other Loan Documents (including, without limitation, legal fees and expenses);
(c) The representations and warranties made or deemed made by Borrowers and Guarantors under this Agreement shall be true and correct; and

(d) The Agent shall have received such other documents as the Agent may request with respect to any of the foregoing.
9. Representations and Warranties. Each Borrower and Guarantor represents and warrants as follows:
(a) The execution, delivery and performance of this Agreement are within such Borrower’s or Guarantor’s, as applicable, powers, have been duly authorized by all necessary action and do not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower or Guarantor, as applicable, the Governing Documents of such Borrower or Guarantor, as applicable, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower or Guarantor, as applicable, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower or Guarantor, as applicable.
(b) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, any regulatory body, any Borrower’s or Guarantor’s interest holders or any Person under any material contractual obligations of any Borrower or any Guarantor is required for the due execution, delivery and performance by Borrowers and Guarantors of this Agreement.
(c) Each representation or warranty of Borrowers and Guarantors set forth in the Credit Agreement and the other Loan Documents, is hereby restated and reaffirmed as true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of this Agreement, and after giving effect to this Agreement, as if such representation or warranty were made on and as of the date of, and after giving effect to, this Agreement (except to the extent that such representations and warranties relate solely to an earlier date).
(d) This Agreement constitutes the legal, valid and binding obligation of Borrowers and Guarantors, enforceable against Borrowers and Guarantors in accordance with its terms.
(e) No Default or Event of Default, other than the Designated Events of Default, exists under the Credit Agreement.
10. Affirmation of Guaranty. By executing this Agreement, each Guarantor hereby acknowledges, consents and agrees that all of its obligations and liabilities under the provisions of the Guaranty remain in full force and effect, and that the execution and delivery of this Agreement and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under the Guaranty or any of the other Loan Documents to which it is a party.

11. No Other Amendments or Waivers. Except in connection with the forbearance, consent and amendment forth above, the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except as expressly amended hereby, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and Borrowers and Guarantors hereby ratify and confirm their respective obligations thereunder. This Agreement shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. Borrowers and Guarantors acknowledge and expressly agree that Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein. Borrowers and Guarantors have no knowledge of any challenge to Agent’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents. The forbearance contained herein is limited to the precise terms hereof, and neither Agent nor any Lender is obligated to consider or consent to any additional request by Borrowers for any other forbearance with respect to the Credit Agreement.
12. No Disregard of Loan Documents. Each Borrower and Guarantor acknowledge that the parties hereto have not entered into a mutual disregard of the terms and provisions of the Credit Agreement or the other Loan Documents, or engaged in any course of dealing in contravention of or inconsistent with any of the material terms and provisions of the Credit Agreement or the other Loan Documents, within the meaning of any applicable law of the State of New York, or otherwise.
13. Advice of Counsel. Each Borrower and Guarantor have had the advice of independent counsel of their own choosing in negotiations for and the preparation of this Agreement, has read this Agreement in full and final form, and has had this Agreement fully explained to their satisfaction.
14. Further Assurances. Each Borrower and Guarantor agree, upon the reasonable request of the Agent, at Borrowers’ expense, to promptly execute and deliver to Agent, or caused to be executed and delivered to Agent, any document that is necessary to correct any inadvertent omissions (as agreed to by Borrowers and Agent) in the Credit Agreement and other Loan Documents or to carry out the intent of this Agreement (as agreed by Borrowers and Agent).
15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
16. Integration. This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
17. Loan Document. This Agreement shall be deemed to be a Loan Document for all purposes.

18. Release by Borrowers; Covenant not to Sue.
(a) Effective on the date hereof, each Borrower and Guarantor hereby waive, release, remise and forever discharge Agent and each Lender, each of their respective Affiliates, and each of the officers, directors, employees and agents of Agent, each Lender and their respective Affiliates (collectively, the “Releasees”), from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which any Borrower and Guarantor ever had from the beginning of the world, or now has against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee under, in connection with, pursuant to or otherwise in respect of this Agreement, the Credit Agreement or any of the other Loan Documents, except for the duties and obligations set forth in this Agreement, the Credit Agreement, or any of the other Loan Documents. As to each and every claim released hereunder, each Borrower and Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
As to each and every claim released hereunder, each Borrower and Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the State of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.
(a) Each Borrower and Guarantor, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release. Each Borrower and Guarantor further agree that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of the Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Borrower or Guarantor, or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, such Person, for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.
19. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20. Modification. This Agreement may not be amended, waived or modified in any manner without the written consent of the party against whom the amendment, waiver or modification is sought to be enforced.
21. Reference to Loan Documents. Upon and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended and supplemented hereby. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”
22. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or other electronic method of transmission shall be as effective as delivery of a manually executed counterpart thereof.
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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Agreement as of the day and year first written above.

BORROWERS:	B & B B, INC., a Nevada corporation
	By:	/s/ Sean P. McKay
		Name:	Sean McKay
		Title:	CAO

CASABLANCA RESORTS, LLC, a Nevada limited liability company
By:	/s/ Sean P. McKay
	Name:	Sean McKay
	Title:	CAO

OASIS INTERVAL MANAGEMENT, LLC, a Nevada limited liability company
By:	/s/ Sean P. McKay
	Name:	Sean McKay
	Title:	CAO

OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited liability company
By:	/s/ Sean P. McKay
	Name:	Sean McKay
	Title:	CAO

Second Amended And Restated Forbearance Agreement

OASIS RECREATIONAL PROPERTIES, INC., a Nevada corporation
By:	/s/ Sean P. McKay
	Name:	Sean McKay
	Title:	CAO

RBG, LLC, a Nevada limited liability company
By:	/s/ Sean P. McKay
	Name:	Sean McKay
	Title:	CAO

VIRGIN RIVER CASINO CORPORATION, a Nevada corporation
By:	/s/ Sean P. McKay
	Name:	Sean McKay
	Title:	CAO

Second Amended And Restated Forbearance Agreement

GUARANTORS:	BLACK GAMING, LLC, a Nevada limited liability company
	By:	/s/ Sean P. McKay
		Name:	Sean McKay
		Title:	CAO

R. BLACK, INC., a Nevada corporation
By:	/s/ Sean P. McKay
	Name:	Sean McKay
	Title:	CAO

Second Amended And Restated Forbearance Agreement

AGENT AND LENDERS:	WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender
	By:	/s/ Steve Scott
		Name:	Steve Scott
		Title:	VP

Second Amended And Restated Forbearance Agreement